NEWS BULLETIN	HEMAGEN(R)DIAGNOSTICS, INC. 9033 Red Branch Road, Columbia, MD 21045

AT THE COMPANY:
William P. Hales
President and CEO
Tel. (443) 367-5500
Fax (443) 367-5527

FOR IMMEDIATE RELEASE March 8, 2002	NASDAQ: HMGN HMGNW

HEMAGEN DIAGNOSTICS, INC. ANNOUNCES BOARD AND MANAGEMENT APPOINTMENTS

COLUMBIA, MD -- Hemagen Diagnostics, Inc. (NASDAQ: HMGN, HMGNW) a biotechnology company that develops, manufactures, and markets proprietary medical diagnostic test kits for both the human and veterinary market, today announced that Howard F. Curd and William P. Hales were reelected as Directors at its annual shareholders meeting held February 27, 2002.

In addition, the Board of Directors appointed James R. LeRoy as Chairman of the Board, and William P. Hales as President and Chief Executive Officer. Mr. LeRoy previously served as a board member of Hemagen prior to his appointment, and Mr. Hales previously served as Hemagen's President and Chief Operating Officer.

The Board also reaffirmed Dr. Ricardo de Oliveira to the position of Senior Vice President of Research and Development, and Deborah F. Ricci to the position of Chief Financial Officer. Dr. de Oliveira who is a founder of the company has served as its Senior VP of R&D since the company's inception in 1985, and Ms. Ricci has served as its CFO for the past two years.

Hemagen Diagnostics, Inc., is a biotechnology company that develops, manufactures and, markets more than 150 FDA-cleared proprietary medical diagnostic test kits used to aid in the diagnosis of certain autoimmune and infectious diseases. In the United States, the Company sells its products directly to physicians, veterinarians, clinical laboratories and blood banks and on a private-label basis through multinational distributors of medical supplies. Internationally, the Company sells its products primarily through distributors. Hemagen also manufactures and sells the Analyst® an FDA-cleared Clinical Chemistry Analyzer used to measure important constituents in human and animal blood. The Company sells the Analyst both directly and through distributors servicing both physicians’ office laboratories and veterinarians’ offices.

Except for any historical information contained herein, the matters discussed in this press release contain forward-looking statements that involve risks and uncertainties, including those described in the Company’s Securities and Exchange Commission Reports and Filings.

Certain Statements contained in this News Bulletin that are not historical facts constitute forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, and are intended to be covered by the safe harbors created by that Act. Reliance should not be placed on forward looking statements because they involve unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to differ materially from those expressed or implied. Any forward-looking statement speaks only as of the date made. The Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date on which they are made.

Statements concerning the establishments of reserves and adjustments for dated and obsolete products, write-offs of goodwill, relocation expenses, expected financial performance, on-going business strategies and possible future action, which Hemagen intends to pursue to achieve strategic objectives, constitute forward-looking information. The sufficiency of such charges, implementation of strategies and the achievement of financial performance are each subject to numerous conditions, uncertainties and risk factors. Factors which could cause actual performance to differ materially from these forward looking statements, include without limitation, management’s analysis of Hemagen’s assets, liabilities and operations, the failure to sell date sensitive inventory prior to its expiration, the inability of particular products to support goodwill allocated to them, competition, new product development by competitors which could render particular products obsolete, the inability to develop or acquire and successfully introduce new products or improvements of existing product costs, difficulties in complying with laws and regulations administered by the U. S. Food and Drug Administration and the ability to assimilate product acquisitions successfully.